     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2002
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                         SHURGARD STORAGE CENTERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     WASHINGTON                                          91-1603837
  (STATE OR OTHER JURISDICTION OF INCORPORATION OR          (I.R.S. EMPLOYER IDENTIFICATION NO.)
                   ORGANIZATION)

                          1155 VALLEY STREET, SUITE 400
                            SEATTLE, WASHINGTON 98109
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                         SHURGARD STORAGE CENTERS, INC.
                          2000 LONG-TERM INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                CHARLES K. BARBO
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         SHURGARD STORAGE CENTERS, INC.
                          1155 VALLEY STREET, SUITE 400
                            SEATTLE, WASHINGTON 98109
                                 (206) 624-8100
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ----------------------
                                    COPY TO:
                              MICHAEL E. STANSBURY
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, SUITE 4800
                         SEATTLE, WASHINGTON 98101-3099
                             ----------------------
                         CALCULATION OF REGISTRATION FEE

=================================================================================================
  TITLE OF SECURITIES     NUMBER TO    PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
   TO BE REGISTERED          BE         OFFERING PRICE     AGGREGATE OFFERING     REGISTRATION
                         REGISTERED(1)   PER SHARE(2)           PRICE(2)               FEE
-------------------------------------------------------------------------------------------------
Class A Common Stock,     1,400,000         $33.50             $46,900,000           $4,315
par value $0.001 per
share
=================================================================================================

(1) Includes Preferred Share Purchase Rights associated with the Class A Common Stock. Also includes an indeterminate number of additional shares (including the associated Preferred Share Purchase Rights) that may be necessary to adjust the number of shares reserved for issuance pursuant to the 2000 Long-Term Incentive Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Class A Common Stock of the Registrant.

(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $33.50 based on the average of the high ($33.80) and low ($33.20) sales prices for the Common Stock as traded on the New York Stock Exchange on August 8, 2002.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 filed on March 29, 2002, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

        (b) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2002 filed on May 7, 2002;

        (c) The Registrant's Current Reports on Form 8-K filed on June 21, 2002, June 25, 2002 and June 27, 2002; and

        (d) The description of the Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 19, 1995, as amended by Amendment No. 1 on Form 8-A/A dated April 26, 1995 and the description of the Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated April 19, 1995, as amended by Amendment No. 1 on Form 8-A/A dated April 26, 1995, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (No. 1-11455), including any amendments or reports filed for the purpose of updating such descriptions.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or that deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 11.1 of the Registrant's Amended and Restated Bylaws provides for indemnification of the Registrant's directors and officers and, with the approval of the Board of Directors, the Registrant's employees and agents, to the maximum extent permitted by Washington law.

        Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 11.2 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

        The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Registrant for such purpose.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8.  EXHIBITS


    EXHIBIT
     NUMBER                                 DESCRIPTION
     ------                                 -----------
      5.1         Opinion of Perkins Coie LLP regarding legality of the Class A
                  Common Stock being registered

     23.1         Consent of Deloitte & Touche LLP

     23.2         Consent of Perkins Coie LLP (included in opinion filed as
                  Exhibit 5.1)

     24.1         Power of Attorney (see Signature Page)

     99.1         Shurgard Storage Centers, Inc. 2000 Long-Term Incentive Plan

ITEM 9.  UNDERTAKINGS

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 9th day of August, 2002.

                                            SHURGARD STORAGE CENTERS, INC.


                                            By: /s/ Charles K. Barbo
                                                --------------------------------
                                                Charles K. Barbo,
                                                Chairman, President and Chief
                                                Executive Officer

                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes and appoints Charles K. Barbo and Harrell L. Beck, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 9th day of August, 2002.

                   SIGNATURE                                             TITLE
                   ---------                                             -----
             /s/ Charles K. Barbo                Chairman of the Board, President and Chief Executive
-----------------------------------------------  Officer (Principal Executive Officer)
               CHARLES K. BARBO
                                                 Senior Vice President, Treasurer, Chief Financial
              /s/ Harrell L. Beck                Officer and Director (Principal Financial and
-----------------------------------------------  Accounting Officer)
                HARRELL L. BECK

             /s/ George Hutchinson               Director
-----------------------------------------------
               GEORGE HUTCHINSON

              /s/ Raymond Johnson                Director
-----------------------------------------------
                RAYMOND JOHNSON

                /s/ W. J. Smith                  Director
-----------------------------------------------
                  W. J. SMITH

             /s/ W. Thomas Porter                Director
-----------------------------------------------
               W. THOMAS PORTER

                                INDEX TO EXHIBITS

    EXHIBIT
     NUMBER                                 DESCRIPTION
     ------                                 -----------
      5.1         Opinion of Perkins Coie LLP regarding legality of the Class A
                  Common Stock being registered

     23.1         Consent of Deloitte & Touche LLP

     23.2         Consent of Perkins Coie LLP (included in Exhibit 5.1)

     24.1         Power of Attorney (see Signature Page)

     99.1         Shurgard Storage Centers, Inc. 2000 Long-Term Incentive Plan